SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 30, 2006

NEW LIFE SCIENTIFIC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-32321	88-00440989
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4400 Route 9 South, Suite 1000

Freehold, New Jersey 07728

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(732) 303-7341

(ISSUER TELEPHONE NUMBER)

NEVADA HOLDING GROUP INC.

4400 Route 9 South, Suite 1000

Freehold, New Jersey 07728

(FORMER NAME AND ADDRESS)

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 FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or about February 16, 2006, we announced plans to acquire INVAMED Pharma Inc. for 6,000,000 shares of our common stock, which currently is valued at $1,000,000. We have determined that the value of INVAMED Pharma’s Budesonide license is worth in excess of $2,000,000. The payment of $1,000,000 has been deemed reasonable and fair by us. Closing was contingent upon our review of all the INVAMED Pharma Inc. documents and payment of either 6,000,000 shares or $1,000,000.

To date, the following has occurred:

•	Invapharm LLC and New Life created a joint venture INVAMED Pharma Inc. (“Invamed”), to jointly proceed with the Budesonide project.
•	Invapharm LLC assigned its license for Budesonide to Invamed.
•	We are currently in process of completion of PHASE II study for Budesonide

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

We completed the acquisition of INVAMED Pharma on March 30, 2006 and had issued 6,000,000 shares of our common stock, which currently is valued at approximately $1,000,000. We have determined that the value of INVAMED Pharma’s Budesonide license is worth in excess of $2,000,000. The payment of $1,000,000 has been deemed reasonable and fair by us. Prior to closing we reviewed all INVAMED Pharma Inc.’s documents.

The following sets forth the business plan of Invamed:

INVAMED Pharma has extensive experience in the technical development of pharmaceutical products. The company is the licensee of one pharmaceutical compound which is in Phase II clinical trial of a new targeted delivery system in the treatment of patients with ulcerative colitis, and has the rights to other compounds and certain applications for this unique drug delivery system.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 1, 2006, pursuant to the transaction set forth in 2.01 above, we issued a total of 6,000,000 shares of our common stock to INVAPHARM LLC. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above-referenced shareholders had the necessary investment intent as required by Section 4(2) since the above-referenced shareholders agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not Required.

(c)	Exhibits.

Share Purchase Agreement between New Life Scientific, Inc. and InvaPharm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW LIFE SCIENTIFIC, INC.

By:	/s/ Henry Val
Henry Val
Chief Executive Officer

Dated: April 3, 2006